Exhibit 23.1

                            BRANDEN T. BURNINGHAM
                               ATTORNEY AT LAW
                       455 EAST 500 SOUTH, SUITE 205
                         SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                      TELEPHONE: (801) 363-7411
                                                     FACSIMILE: (801) 355-7126

December 11, 2006


Wizzard Software Corporation
5001 Baum Boulevard
Pittsburgh, Pennsylvania 15213


Re: Opinion letter dated December 11, 2006, regarding shares of common stock of Wizzard Software Corporation, a Colorado corporation (the "Company")


Ladies and Gentlemen:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                       Sincerely yours,

                                       /s/ Branden T. Burningham

                                       Branden T. Burningham